SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) April 27, 2000
                                  -----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313) 556-5000
                                                         --------------


















                                      - 1 -
ITEM 5. OTHER EVENTS

     On April 27, 2000, General Motors Corporation's (GM) subsidiary, Hughes Electronics Corporation (Hughes), issued a press release announcing upcoming Two-Way DirecPC Satellite Internet Access. The release is as follows:


          Hughes Network Systems Announces Upcoming Two-Way DirecPC
                            Satellite Internet Access

  DirecPC Two-Way Service Also to be Offered as DIRECTV Broadband Satellite
                                   Service

Germantown, MD, USA, 27 April 2000 -- Continuing its theme of Broadband Everywhere(R) the company that pioneered broadband Internet service via satellite today announced plans to market a two-way broadband satellite service to consumers. Hughes Network Systems (HNS), a unit of Hughes Electronics Corporation, will add two-way capabilities to its nationwide high-speed satellite Internet service, DirecPC(R), early in the fourth quarter of this year. The new service will be marketed through the more than 26,000 retail and distribution outlets currently carrying Hughes products and services such as DIRECTV services and HNS receivers. Offering always-on capability, the new two-way high-speed satellite service allows consumers to completely bypass the dial-up telephone network and land-based choke points on the Internet.

"DirecPC makes truly universal broadband access a reality for consumers and enterprises alike," said Pradman Kaul, chairman and CEO, HNS. "With the launch of the new two way DirecPC Service consumers throughout the United States will now have access to broadband internet services. We are also deploying this technology to customers throughout the world. A recent example is S Kumars.com, an Internet kiosk operator that has purchased 50,000 DirecPC terminals for use throughout India, making this the largest single purchase of two-way satellite terminals ever. With broadband satellite services we can deliver applications to suit the needs of the Web-centric user everywhere."

"While other companies may have announced plans to launch two-way satellite services for the consumer, only HNS has the track record. Through DirecPC services, HNS has years of experience meeting the needs of consumers, SOHOs, and enterprises, " said Paul Gaske, executive vice president of the Consumer Division at HNS. "In addition, HNS has unrivalled experience in the mass manufacture of consumer products having built four million DIRECTV System receivers and DirecPC terminals. With established distribution channels, and customer support services; as well as Internet partners such as America Online we will continue to lead the broadband satellite Internet services market by providing consumers with innovative new products and services."

Consumer and Enterprise Offerings
For consumers the upstream speed for the new service is anticipated to be between 128Kbps and 256kbps and the downstream will be at speeds over 40Mbps, supporting bursts up to 400 Kbps for each user. The new two way terminal will support small office/home office (SOHO) and enterprise applications such as IP multicasting and content delivery. Two-way DirecPC will also be offered with a DirecDuo antenna system, allowing consumers to receive both DirecPC and DIRECTV on the same antenna.

The company expects that the new two-way services will be competitive with cable and DSL broadband services, and will announce pricing, availability and service plans later this year.


                                      - 2 -

The two-way DirecPC product will require an antenna to enable transmission to the DirecPC satellites and will use an external device connected via a USB port to the PC. The two-way version of DirecPC will operate on the current medium-power Ku-band satellites operated by PanAmSat, which is 81% owned by Hughes Electronics. A program enabling existing DirecPC subscribers to upgrade to two-way by adding the additional equipment will be announced later this year.

DIRECTV to Sell Broadband
The new two-way DirecPC will also be offered by DIRECTV as an integrated broadband service in conjunction with its industry-leading entertainment services. DIRECTV will now be able to enhance its popular entertainment programming packages with the addition of broadband services through DirecPC. Using the DirecDuo antenna, consumers will receive the new DirecPC service delivered to their desktop computers while simultaneously receiving DIRECTV service through a set-top box to their televisions.

"Adding the two-way DirecPC capability to the DIRECTV(R) service is a direct response to consumer demand for integrated entertainment and information products and services," said Eddy W. Hartenstein, corporate senior executive vice president, Hughes Consumer Sector. "Our goal is to provide the consumer with the most convenient and best in-home entertainment and information services available. Initially, we will do this by offering two-way broadband Internet services delivered via satellite modem in combination with DIRECTV services delivered via set-top box -- both using the DirecDuo single antenna. This will enable our customers to add broadband services while continuing to use their existing set-top boxes to receive their DIRECTV service. We believe this will appeal to many of our 8.3 million existing customers, and will be an incentive for new customers."

Spaceway Plans
"Our new two-way service will be the next step toward DirecPC products and services that will operate on the Spaceway satellite platform; an advanced generation of ultrahigh-speed satellites in the Ka band to be deployed in 2003," noted Gaske.

AOL Plans
The two-way product and service will also offer new capabilities to support the announced AOL Plus Powered by DirecPC service. "We're very pleased to work with Hughes to bring this enhanced platform to AOL members using satellite technology, enabling them to enjoy the benefits of AOL Plus enhanced multimedia content and features via DirecPC," said Barry Schuler, President, AOL Interactive Services Group. "This will be another extension of our AOL Anywhere strategy, making our features and services available across a wide range of devices and platforms."

About DIRECTV
DIRECTV is the world's largest direct-to-home provider of digital entertainment programming. DIRECTV has more than 8.3 million customers worldwide, including customers of PRIMESTAR By DIRECTV, and in 1999 acquired a record 1.6 million net new customers in the United States, a 39-percent increase over the previous record year of 1998. In the first quarter of 2000, DIRECTV acquired 405,000 net new customers - a new record that represents a 33-percent increase in customer acquisition over the previous record first quarter in 1999.






                                      - 3 -

About Hughes Network Systems
A world leader in providing wireless broadband solutions for businesses and consumers, Hughes Network Systems (HNS) is a unit of Hughes Electronics. With its award-winning DirecPC suite of products and services, its new DirecWay(TM) service for enterprises, and its AIReach(TM) Broadband products, HNS enables high-speed digital services and convergence products based on satellite and wireless technologies. Through its alliance with America Online, Inc. and DIRECTV, HNS has established a leadership position in providing enhanced TV and interactive services in addition to its role as a leading manufacturer of set-top receivers. Headquartered in Germantown, MD, HNS is the global VSAT market leader with sales of over 300,000 VSAT terminals and has sales and support offices worldwide. For more information, please visit the Web site at www.hns.com.

The earnings of Hughes Electronics, a unit of General Motors Corporation, are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH).

Hughes Network Systems: The Broadband Company Bringing You Broadband Everywhere(TM)

                                    # # #

DIRECTV and DIRECTV PLUS are trademarks of DIRECTV, Inc., a unit of Hughes Electronics Corporation. DirecDuo, and DirecPC are trademarks of Hughes Network Systems, a unit of Hughes Electronics Corporation. All other trademarks are the properties of their respective owners.

      From 1:00 p.m. to 2:00 p.m. EST there will be a call-in forum for media wishing to ask questions relating to this announcement. Please register with the contacts listed below, or call 1-800-700-7860 during the conference call in time. (If you are calling from outside the U.S. or Canada, please call 612-332-0418.)


                                 * * * * * *



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    April 27, 2000
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




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